                                                                                       EXHIBIT 12.1

                            TOWN & COUNTRY CORPORATION AND SUBSIDIARIES

                    HISTORICAL AND PRO FORMA RATIOS OF EARNINGS TO FIXED CHARGES


                           Historical Ratio of Earnings to Fixed Charges
                                           (in thousands)

                                                     Fiscal year Ended                        Nine Months Ended
                                                       (Unaudited)                               (Unaudited)
                                  ------------------------------------------------------------------------------
                                  2/28/90     2/28/91     2/29/92     2/28/93     2/27/94    11/28/93   11/27/94
                                  -------     -------     -------     -------     -------    --------   --------
Fixed charges:
Interest expense (including
  amortization of debt
  discount and expense)  .....   $ 26,662    $ 28,561    $ 25,067    $ 20,093    $ 14,045   $ 11,067   $  8,823
Interest element of
  rental expense .............        908         910         338         430         363        312        304
                                  -------     -------     -------     -------     -------    --------   --------
Total ........................   $ 27,570    $ 29,471    $ 25,405     $20,523     $14,408   $ 11,379   $  9,127
                                 ========    ========    ========     =======     =======   =========   ========
Earnings:
Net income (loss)  ...........   $  6,613    $  1,249    $(19,018)   $(47,296)   $  3,138   $  2,316   $  6,777
Extraordinary gain ...........         --      (1,885)       (726)         --          --         --         --
Equity in net income of
  Little Switzerland(1)  .....         --          --      (1,487)     (1,914)     (1,106)      (249)      (576)
Provision for income
  taxes ......................      2,834       1,791       3,252         956       1,010        554      1,643
Fixed charges ................     27,570      29,471      25,405      20,523      14,408     11,379      9,127
                                  -------     -------     -------     -------     -------    --------   --------
Total ........................   $ 37,017    $ 30,626    $  7,426    $(27,731)   $ 17,450    $14,000    $16,971
                                 ========    ========    ========    ========    ========    ========   ========
Ratio of earnings to
  fixed charges(2) ...........      1.34x       1.04x           -           -       1.21x       1.23x     1.86x

                                                               EXHIBIT 12.1

                TOWN & COUNTRY CORPORATION AND SUBSIDIARIES

       HISTORICAL AND PRO FORMA RATIOS OF EARNINGS TO FIXED CHARGES
                                (Continued)

                                             Pro Forma Ratio of Earnings to Fixed Charges
                                                          (in thousands)

                                        Fiscal Year Ended                         Nine Months Ended
                                        February 27, 1994                         November 27, 1994
                                           (Unaudited)                               (Unaudited)
                              -----------------------------------------------     -----------------
                                                           Pro Forma               Pro Forma
                              Pro Forma for the            Little Switzerland      Little Switzerland
                              Recapitalization             Exchange                Exchange
                              ----------------             ------------------      -----------------
Fixed charges:
Interest expense (including
 amortization of debt discount
 and expense). . . . . . .             $12,540             $ 12,540                   $ 8,823
Interest element of rental expense .       363                  363                       304
                                       ------              --------                  --------
Total. . . . . . . . . . .             $12,903             $ 12,903                   $(9,127)
                                       =======             ========                  ========
Earnings:
Net income . . . . . . . .             $ 4,643             $  3,603                  $(11,077)
Equity in net income of Little
 Switzerland(1). . . . . .              (1,106)                   0                         0
Provision for income taxes . .           1,010                1,010                     1,643
Fixed charges. . . . . . .              12,903               12,903                     9,127
                                       -------             --------                  --------
Total. . . . . . . . . . .             $17,450             $ 17,450                     $(307)
                                       =======             ========                  ========

Ratio of earnings to fixed
 charges(2). . . . . . . .                1.35x                1.35x                      --(3)

- -------------

(1) Reflects equity in net income of Little Switzerland, Inc. subsequent to the sale by the Company of 68% of its ownership interest.
     (See Note 1 of Notes to Consolidated Financial Statements).

(2) Calculated by dividing total earnings by total fixed charges for the period. For the years-ended February 29, 1992, and February 28, 1993, the Company's earnings before fixed charges were insufficient to cover fixed charges by approximately $18.0 million and $48.3 million, respectively.

(3) For the nine months ended November 27, 1994, the Company's earnings before fixed charges were insufficient to cover fixed charges by approximately $9.4 million.

                                                                   EXHIBIT 12.2
                            TOWN & COUNTRY CORPORATION AND SUBSIDIARIES

                    HISTORICAL AND PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES,
                        EXCHANGEABLE PREFERRED STOCK DIVIDENDS AND ACCRETION
                             AND CONVERTIBLE PREFERRED STOCK DIVIDENDS

                                                                                                  Pro Forma Ratio of Earnings
                                                                                                      to Fixed Charges
                                                                                                       (in thousands)

                                                             Historical                  Fiscal Year Ended        Nine Months Ended
                                                                                         February 27, 1994        November 27, 1994
                                                                                             (Unaudited)             (Unaudited)
                                               -----------------    -------------  -------------  --------------   ----------------
                                                                                                   Pro Forma for   Pro Forma for
                                               Fiscal Year Ended      Nine Months     Pro Forma       the Little      the Little
                                               February 27, 1994     November 27,   for the Re-      Switzerland     Switzerland
                                                      (Unaudited)     (Unaudited) capitalization        Exchange        Exchange
Fixed charges:
Interest expense (including amortization of
 debt discount and expense). .                          $ 14,045        $  8,823       $ 12,540         $ 12,540        $  8,823
Interest element of rental expense . .                       397             304            363              363             304
                                                        --------        --------       --------         --------        --------
Total fixed charges. . . . . .                          $ 14,442        $  9,127       $ 12,903         $ 12,903        $  9,127
                                                        --------        --------       --------         --------        --------
Dividends on Convertible Preferred Stock . . .                                               --              929             696
Accretion of discount and dividends on
 preferred stock . . . . . . .                             1,913           1,760          2,301              144              86(3)
                                                        --------        --------       --------         --------        --------
Total fixed charges and preferred stock
 dividends . . . . . . . . . .                          $ 16,355         $10,887       $ 15,204         $ 13,976        $  9,909
                                                        ========        ========       ========         ========        ========
Earnings:
Net income (loss) attributable to common
 stockholders . . . . . . . . . .                       $  1,684        $  5,351       $  2,779         $  2,496        $(11,859)
Equity in net income of Little Switzerland(1).            (1,106)           (576)        (1,106)              --              --
Provision for income taxes . .                             1,010           1,643          1,010            1,010           1,643

Fixed charges and preferred stock dividends. .            16,355          10,887         15,204           13,976           9,909
                                                        --------        --------       --------         --------        ---------
Total. . . . . . . . . . . . .                          $ 17,943        $ 17,305        $17,887         $ 17,482        $   (307)
                                                        ========        ========       ========         ========        =========
Ratio of earnings to fixed charges(2).                      1.10x           1.59x          1.18x            1.25x              --(3)
- -------
(1)  Reflects equity in net income of Little Switzerland, Inc. subsequent to the sale by the Company of 68% of its ownership interest.  (See Note 1 of
     Notes to Consolidated Financial Statements).

(2) Calculated by dividing total pro forma earnings by total fixed charges and preferred stock dividends for the period. For the years-ended February 29, 1992, and February 28, 1993, the Company's earnings before fixed charges and preferred stock dividends were insufficient to cover fixed charges by approximately $18.0 million and $48.3 million, respectively.

(3)  The Company's earnings, after the pro forma adjustments for the Little
     Switzerland Exchange, for the nine months ended November 27, 1994 were insufficient to cover fixed charges by approximately $10.2 million. The
     Company assumed no tax provision on the preferred stock dividends.

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